As filed with the Securities and Exchange Commission on May 14, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMPUTER NETWORK TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-1356476 (I.R.S. Employer Identification No.)

6000 Nathan Lane North
Minneapolis, Minnesota (Address of Principal Executive Offices)	55442 (Zip Code)

INRANGE TECHNOLOGIES CORPORATION
2000 STOCK COMPENSATION PLAN
(Full Title of the Plan)

Gregory T. Barnum
Chief Financial Officer
Computer Network Technology Corporation
6000 Nathan Lane North
Minneapolis, Minnesota 55441
(Name and Address of Agent for Service)

(763) 268-6100
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee

Computer Network Technology Corporation Common Stock, par value $0.01 per share (including preferred share purchase rights)	3,782,993 shares	$5.96	$22,546,638.28	$1,824.02

(1)	This Registration Statement relates to 3,782,993 shares of Computer Network Technology Corporation Common Stock to be offered pursuant to the Inrange Technologies Corporation 2000 Stock Compensation Plan.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant’s Common Stock as reported on the NASDAQ National Market System on May 13, 2003.

PART II
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-5.1 Opinion/Consent of Leonard Street & Deinard
EX-23.2 Consent of KPMG LLP
EX-24.1 Power of Attorney of Thomas G. Hudson
EX-24.2 Power of Attorney of Patrick W. Gross
EX-24.3 Power of Attorney of John A. Rollwagen
EX-24.4 Power of Attorney of Erwin A. Kelen
EX-24.5 Power of Attorney of Lawrence McLernon
EX-24.6 Certified Copy Authorizing Execution
EX-99.1 2000 Stock Compensation Plan
EX-99.2 Form of Non-Qualified Stock Option Agrmt.
EX-99.3 Form of Non-Qualified Stock Option Agrmt.
EX-99.4 Form of Non-Qualified Stock Option Agrmt.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Computer Network Technology Corporation (the “Registrant”) is filing this S-8 to register shares of its common stock which maybe issued under the Inrange Technologies Corporation 2000 Stock Compensation Plan (the “Plan”). On May 5, 2003, the Registrant acquired all of the issued and outstanding capital stock of Inrange Technologies Corporation (“Inrange”) pursuant to an Agreement (the “Agreement”) dated as of April 6, 2003 among SPX Corporation, the Registrant and Basketball Corporation. Inrange is now a wholly owned subsidiary of the Registrant. Under the Agreement and pursuant to action taken under the Plan, all of the options outstanding under the Plan are now exercisable for Common Stock of the Registrant, with appropriate adjustments being made to the number of shares subject to each option and the exercise price as called for by the Agreement. The Plan attached hereto as Exhibit 99.1 has been amended and restated to reflect these changes.

Item 3.     Incorporation of Documents by Reference.

     The following documents have been filed with the Commission by the Registrant, and are incorporated herein by reference and made a part hereof:

•	The Annual Report on Form 10-K of the Registrant, for the fiscal year ended January 31, 2003, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

•	All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

•	The description of the Registrant’s Common Stock to be offered hereby contained in the Registration Statements on Form 8-A dated November 11, 1985 and July 29, 1998 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

•	The description of the Registrant’s preferred stock purchase rights contained in the Registration Statement on Form 8-A dated July 29, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered by this Registration Statement have been sold or which deregisters all such shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

     Unless prohibited in a corporation’s articles or bylaws, Minnesota Statutes, Section 302A.521 requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his official capacity. The general effect of Minnesota Statutes, Section 302A.521 is to reimburse (or pay on behalf of) directors and officers of the Registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the Registrant, except where such persons have not acted in good faith.

     As permitted by the Minnesota Business Corporation Act, the Articles of Incorporation of the Registrant eliminate the liability of our directors for monetary damages arising from any breach of fiduciary duties as a member of our board of directors (except as expressly prohibited by Minnesota Statutes, Section 302A.251, subd. 4).

     The Registrant’s Officer’s and Director’s liability insurance provides for indemnification of officers and directors of the Registrant in certain circumstances.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit	Description

4.1	Second Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibits 3(i)-1 and 3(i)-2 to current report on Form 8-K dated May 25, 1999).

4.2	Articles of Amendment to the Second Restated Articles of the Company (Incorporated by reference to Exhibit 3(i)-1 to current report on Form 8-K dated May 25, 1999).

4.3	Bylaws of the Company (Incorporated by reference to Exhibit 3(ii)-1 to current report on Form 8-K dated May 25, 1999).

4.4	Rights Agreement between Computer Network Technology Corporation and Chase Mellon Shareholder Services, L.L.C., as Rights Agent including the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares. (Incorporated by reference to Exhibit 1 to Form 8-A dated July 29, 1998 and Exhibit 1 to Form 8-A dated July 29, 1998 and Exhibit 1 to Form 8-A/A dated November 27, 2000).

4.5	First Amendment of Rights Agreement dated November 21, 2000 (Incorporated by Reference to Exhibit 1 to Form 8-A/A dated November 27, 2000).

4.6	Indenture, dated as of February 20, 2002, between the Company and U.S. Bank National Association, as Trustee. (Incorporated by reference to Exhibit 4.6 to Form 10-K for the year ended January 31, 2002.)

4.7	Form of Note (included in Exhibit 4.6) (Incorporated by reference to Exhibit 4.7 to Form 10-K for the year ended January 31, 2002).

5.1	Opinion of Leonard, Street and Deinard Professional Association.

23.1	Consent of Leonard, Street and Deinard Professional Association, to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney of Thomas G. Hudson.

24.2	Power of Attorney of Patrick W. Gross.

24.3	Power of Attorney of John A. Rollwagen.

24.4	Power of Attorney of Erwin A. Kelen.

24.5	Power of Attorney of Lawrence McLernon.

24.6	Certified copy of a resolution adopted by the Company’s Board of Directors authorizing execution of the registration statement by power of attorney.

24.7	A power of attorney was also included on the signature page to this Registration Statement.

99.1	Inrange Technologies Corporation 2000 Stock Compensation Plan.

99.2	Form of Non-Qualified Stock Option Agreement in connection with the Inrange Technologies Corporation 2000 Stock Compensation Plan used for employees of Inrange in 2003.

99.3	Form of Non-Qualified Stock Option Agreement used for employees of SPX Corporation.

99.4	Form of Non-Qualified Stock Option Agreement to be used for Reload Option Grants.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

•	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

-	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

-	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

-	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the first and second paragraphs above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

•	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 14, 2003.

COMPUTER NETWORK TECHNOLOGY CORPORATION

By:	/s/ Gregory T. Barnum

Gregory T. Barnum, Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas G. Hudson, Gregory T. Barnum and Jeffrey A. Bertelsen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b), and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, May lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas G. Hudson Thomas G. Hudson	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2003

/s/ Gregory T. Barnum Gregory T. Barnum	Chief Financial Officer (Principal Financial Officer)	May 14, 2003

/s/ Jeffrey A. Bertelsen Jeffrey A. Bertelsen	Corporate Controller and Treasurer (Principal Accounting Officer)	May 14, 2003

/s/ * Patrick W. Gross	Director	May 14, 2003

/s/ * Erwin A. Kelen	Director	May 14, 2003

/s/ * John A. Rollwagen	Director	May 14, 2003

/s/ * Lawrence McLernon	Director	May 14, 2003

* By /s/ Gregory T. Barnum

Attorney-in-fact

INDEX TO EXHIBITS

Exhibit	Description

4.1	Second Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibits 3(i)-1 and 3(i)-2 to current report on Form 8-K dated May 25, 1999).

4.2	Articles of Amendment to the Second Restated Articles of the Company (Incorporated by reference to Exhibit 3(i)-1 to current report on Form 8-K dated May 25, 1999).

4.3	Bylaws of the Company (Incorporated by reference to Exhibit 3(ii)-1 to current report on Form 8-K dated May 25, 1999).

4.4	Rights Agreement between Computer Network Technology Corporation and Chase Mellon Shareholder Services, L.L.C., as Rights Agent including the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares. (Incorporated by reference to Exhibit 1 to Form 8-A dated July 29, 1998 and Exhibit 1 to Form 8-A dated July 29, 1998 and Exhibit 1 to Form 8-A/A dated November 27, 2000).

4.5	First Amendment of Rights Agreement dated November 21, 2000 (Incorporated by Reference to Exhibit 1 to Form 8-A/A dated November 27, 2000).

4.6	Indenture, dated as of February 20, 2002, between the Company and U.S. Bank National Association, as Trustee. (Incorporated by reference to Exhibit 4.6 to Form 10-K for the year ended January 31, 2002.)

4.7	Form of Note (included in Exhibit 4.6) (Incorporated by reference to Exhibit 4.7 to Form 10-K for the year ended January 31, 2002).

5.1	Opinion of Leonard, Street and Deinard Professional Association.*

23.1	Consent of Leonard, Street and Deinard Professional Association, to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.*

24.1	Power of Attorney of Thomas G. Hudson.*

24.2	Power of Attorney of Patrick W. Gross.*

24.3	Power of Attorney of John A. Rollwagen.*

24.4	Power of Attorney of Erwin A. Kelen.*

24.5	Power of Attorney of Lawrence McLernon.*

24.6	Certified copy of a resolution adopted by the Company’s Board of Directors authorizing execution of the registration statement by power of attorney.*

24.7	A power of attorney was also included on the signature page to this Registration Statement.

99.1	Inrange Technologies Corporation 2000 Stock Compensation Plan.*

99.2	Form of Non-Qualified Stock Option Agreement in connection with the Inrange Technologies Corporation 2000 Stock Compensation Plan used for employees of Inrange in 2003.*

99.3	Form of Non-Qualified Stock Option Agreement used for employees of SPX Corporation.*

99.4	Form of Non-Qualified Stock Option Agreement to be used for Reload Option Grants.*

*	Filed herewith.